UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on December 21, 2016, Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, HNR Energia B.V., a Curacao company (“HNR Energia”), entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with BW Energy Gabon Pte. Ltd, a private Singapore company (“BW Energy”). Under the Sale and Purchase Agreement, HNR Energia agreed to sell to BW Energy all of HNR Energia’s 100% ownership interest in Harvest Dussafu B.V., a Netherlands private limited liability company (“Harvest Dussafu”) (the “Transaction”). Harvest Dussafu owns a 66.67% interest in the Dussafu production sharing contract covering a 210,000 acre area located offshore of Gabon. All the parties to the Sale and Purchase Agreement previously agreed to extend the Longstop Date under the Sale and Purchase Agreement to April 7, 2017.

As of April 6, 2017, all of the conditions precedent to the closing of the Transaction, other than delivery of the consideration and other customary items at the closing, have been satisfied. The Company expects to close the Transaction on April 10, 2017.

On April 6, 2017, all parties agreed to further extend the current Longstop Date under the Sale and Purchase Agreement from April 7, 2017 to April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: April 6, 2017

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel